Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-279125, 333-283611, 333-276671, 333-272730, 333-261520, and 333-259850) on Form S-3, (Nos. 333-280782, 333-269689, 333-261710, and 333-219972) on Form S-8, and (Nos. 333-274562, 333-271208, and 333-267206) on Form S-1 of our report dated March 31, 2025, with respect to the consolidated financial statements of Avenue Therapeutics, Inc. and subsidiary.

/s/ KPMG LLP

New York, New York

March 31, 2025